Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in Solitron Devices, Inc. 2000 Stock Option Plan's Registration Statement on Form S-8 of our report dated May 24, 2004, relating to the financial statements of Solitron Devices, Inc., for the year ended February 29, 2004, included in the Form 10-KSB for the year ended February 28, 2005 filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

/s/Berkovits, Lago & Company, LLP
---------------------------------
Fort Lauderdale, Florida

June 15,  2005